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                                 (EXHIBIT 10.41)


                          [NEW LINE CINEMA LETTERHEAD]





VIA FAX
310/445-1191

December 5, 1995

Richard Marks
Kushner Locke

RE:  SAVOY/TERM SHEET AGREEMENT

Dear Richard:

Ben Zinkin asked me to provide you with a summary of the applicable terms of the New Line/Savoy deal as relates to Kushner Locke and "Pinocchio". These are as follows:

1. PRODUCTION/POST-PRODUCTION. In connection with production and post-production of "Pinocchio", New Line and Savoy share all of Savoy's creative, business, administrative and other controls, with New Line having the right to break any deadlock. New Line has the right to take any reasonable actions it deems necessary on Savoy's behalf if Savoy fails to cooperate as reasonably required by New Line after reasonable notice thereof. New Line has the right to exercise all of Savoy's cutting rights with respect to "Pinocchio", including final cutting rights.

2. EXERCISE OF DISTRIBUTION RIGHTS. New Line has been granted all of Savoy's distribution rights in "Pinocchio" (including ancillary rights). With respect to those worldwide ancillary rights which Kushner Locke and Savoy have agreed to "coordinate" with Savoy having the last word, New Line has succeeded to these rights. New Line has acknowledged that a number of licenses are already in place, and New Line has agreed not to exploit its rights in contravention of these licenses. I understand that David Imhoff, our head of merchandising, has been in touch with your merchandising department.

3. REMAKES/SEQUELS. New Line has been granted Savoy's rights in remakes/sequels to "Pinocchio".

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4.   SUMS PAYABLE TO SAVOY.  To the extent that Kushner Locke is to repay Savoy for any advances made by Savoy to or on Kushner Locke's behalf, such sums, prior to delivery to New Line, should be paid to Savoy. After delivery to New Line, they should be paid to New Line.

Please feel free to call me with any questions.  My phone number is 310/967-
6793.

Kind regards,

[Signature of Avy]

Avy Eschenasy
Vice President
Business and Legal Affairs

AE:jm
SAVOY/Mark1205.02L

cc:  David Imhoff
     Lewis Korman (by fax)
     Alan Sokol (by fax)
     Sonya Thompsen
     Ben Zinkin